UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 12, 2022
____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NATI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Daniel Berenbaum as Executive Vice President, Chief Financial Officer and Treasurer of the Company

On December 15, 2022, National Instruments Corporation (the “Company”) announced that the Company’s Board of Directors (the “Board”) appointed Daniel Berenbaum as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective as of January 9, 2023 (the “Effective Date”).  Karen Rapp will resign as Executive Vice President and Chief Financial Officer of the Company, effective as of the Effective Date, and will continue employment with the Company in a strategic advisor role to ensure an orderly transition.

Mr. Berenbaum, age 53, was previously Vice President, Finance - Global Operations Controller at Micron Technology, Inc., a publicly traded semiconductor manufacturing company and a world leader in innovative memory solutions that transform how the world uses information, from April 2021 to January 2023.  Prior to joining Micron, Mr. Berenbaum served as the Chief Financial Officer at Everspin Technologies Inc., a publicly traded semiconductor company, from July 2020 to April 2021.  Prior to joining Everspin, Mr. Berenbaum held various executive roles at GlobalFoundries, the world’s leading specialty semiconductor foundry, from May 2013 to June 2020.  He served as Vice President, Finance and Chief Financial Officer, Asia/Pacific from May 2018 to June 2020, Chief of Staff, Office of the CEO from September 2017 to May 2018, Head, Global Capital Procurement from August 2016 to September 2017, and Senior Director, Finance from May 2013 to August 2016.  Prior to GlobalFoundries, Mr. Berenbaum spent a decade at various institutional equity and trading firms on Wall Street in analyst and leadership roles, where he accumulated extensive investment experience across the semiconductor space. His earlier experience includes seven years in various technical and management roles at Applied Materials, as well as five years as a nuclear power trained surface line officer in the United States Navy. Mr. Berenbaum has a B.S. in History from the United States Naval Academy.

In connection with his appointment as Executive Vice President and Chief Financial Officer of the Company, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Berenbaum, effective as of January 9, 2023.  Pursuant to the Employment Agreement, Mr. Berenbaum will receive an annual base salary of $450,000 (the “Base Salary”). Mr. Berenbaum will be eligible to participate in the Company’s Executive Incentive Program (the “EIP”) with an annual target of One Hundred percent (100%) of Base Salary, with performance goals commensurate with Mr. Berenbaum’s position, as specified by the Compensation Committee from time to time, as may be applicable.  Mr. Berenbaum will be granted restricted stock units with a grant dollar value of $1,500,000 under the Company’s 2022 Equity Incentive Plan after the start date of his employment (the “Award”).  Forty percent (40%) of the restricted stock units subject to the Award will be time-based restricted stock units that will be scheduled to vest annually over three years subject to Mr. Berenbaum’s continued service as an employee through each vesting date, and the remaining sixty percent (60%) of the restricted stock units subject to the Award will be performance-based restricted stock units that will follow the 2023 performance restricted stock unit design once approved by the Compensation Committee in January 2023 and subject to Mr. Berenbaum’s continued service as an employee through the vesting date.  To the extent Mr. Berenbaum becomes eligible for any future equity grants, such grant will be subject to any required Compensation Committee approval and the relevant equity documents as then in effect at the Company.  Mr. Berenbaum will also receive a $250,000 sign-on bonus and a relocation package of up to $200,000.

In the event Mr. Berenbaum’s employment is terminated either by the Company without Cause or Mr. Berenbaum resigns for Good Reason (such terms are defined in the Employment Agreement), subject to him executing and not revoking a release of claims in favor of the Company and meeting other requirements in the Employment Agreement, Mr. Berenbaum will be entitled to receive: (i) continuing severance pay at a rate equal to one hundred percent (100%) of Mr. Berenbaum’s Base Salary, as then in effect (less applicable withholding), for a period of twelve (12) months from the date of such termination, paid in accordance with the Company’s normal payroll practices; (ii) to the extent not already earned and accrued, a lump sum equivalent to one hundred percent (100%) of his EIP bonus as in effect at the time of the applicable termination or resignation, less applicable withholding, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company (for avoidance of doubt in no case would Mr. Berenbaum be entitled to more than one EIP bonus payment under the terms of this provision); (iii) accelerated vesting of Mr. Berenbaum’s outstanding Company time-based restricted stock units that would have vested had Mr. Berenbaum remained employed by the Company for twelve (12) months following the termination date, and subject to any required approval by the Compensation Committee, such approval not to be unreasonably withheld; and (iv) provided he timely elects healthcare continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), Company reimbursement of Mr. Berenbaum for, or direct payment of, his COBRA premiums (at the coverage level in effect immediately prior to his termination) until the earlier of twelve (12) months following the termination date or the date Mr. Berenbaum becomes covered under similar plans. If the Company determines, in its sole discretion, that it cannot provide the foregoing benefit related to COBRA premiums without potentially violating, or being subject to an excise tax under, applicable law, the Company will instead provide a taxable monthly payment of an equivalent amount, which will be made regardless of whether Mr. Berenbaum elects COBRA and continue until the earlier of twelve (12) months following termination or the date Mr. Berenbaum becomes covered under similar plans.

Notwithstanding any contrary provision in the preceding paragraph, if a termination described in the Employment Agreement occurs within the period beginning three months prior to a Change in Control (as such term is defined in the Employment Agreement) and ending twelve (12) months following a Change in Control, then Mr. Berenbaum will be entitled to receive the same severance described in the preceding paragraph except the severance amount set forth in (i) above will be paid in a lump-sum on the sixtieth (60th) day following the termination date. For avoidance of doubt, Mr. Berenbaum’s equity awards will remain subject to the Change in Control vesting or other treatment as provided for pursuant to the terms of the Company’s equity plan and his equity award agreements, as applicable, notwithstanding his eligibility to receive vesting acceleration set forth in clause (iii) above.

The foregoing description of the material terms of the Employment Agreement is only a summary and is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

 In connection with his appointment, the Company will enter into its standard form of indemnification agreement with Mr. Berenbaum, which requires the Company to indemnify him against certain liabilities that may arise as result of his status or service as an officer. This description of Mr. Berenbaum’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached as Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2022.

There are no arrangements or understandings between Mr. Berenbaum and any other persons pursuant to which Mr. Berenbaum was named an officer of the Company. Mr. Berenbaum does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.  Mr. Berenbaum has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Resignation of Karen Rapp as Executive Vice President and Chief Financial Officer

On December 12, 2022, the Company entered into an Offer Letter for Continuing Employment (the “Offer Letter”) with Ms. Rapp, pursuant to which, effective as of the Effective Date, Ms. Rapp will transition from her role as Executive Vice President and Chief Financial Officer into a strategic advisor role whereby she will provide such business and professional services as shall be assigned by the Company’s Chief Executive Officer.

Pursuant to the Offer Letter, as of the Effective Date, Ms. Rapp will receive an annual base salary of $300,000 (the “Transition Base Salary”). Ms. Rapp will be eligible to participate in the Company’s Annual Incentive Program (the “AIP”) with an annual target of Forty percent (40%) of the Transition Base Salary, with performance goals commensurate with Ms. Rapp’s position and subject to the applicable AIP documents.   Ms. Rapp will be eligible to participate in the employee benefit plans and programs that are generally provided by the Company to other employees, including the medical and dental plans, a tax-qualified Section 401(k) retirement savings plan, and the opportunity to participate in the Company’s 1994 Employee Stock Purchase Plan.  Additionally, Ms. Rapp’s unvested time-based restricted stock units and performance-based restricted stock units that are outstanding as of the Effective Date will continue to vest based on her continued employment pursuant to the Offer Letter through the applicable vesting dates, subject to the terms of the applicable Company equity incentive plan(s) as well as the applicable time-based and performance-based restricted stock unit agreements (collectively the “Rapp Equity Documents”).

The Offer Letter will supersede and replace Ms. Rapp’s Executive Employment Agreement with the Company effective February 22, 2021 (the “Existing Rapp Employment Agreement”) as of the Effective Date, except that (i) the At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Proprietary Rights Agreement”) (Exhibit A of the Existing Rapp Employment Agreement) that Ms. Rapp signed on February 19, 2021 and (ii) the Rapp Equity Documents, in each case, will continue to remain in full force and effect.

The foregoing description of the material terms of the Offer Letter is only a summary and is qualified in its entirety by the terms of the Offer Letter, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Appointment of Scott Rust as Executive Vice President, Global Operations of the Company

The Company announced that Scott Rust, the Company’s current Executive Vice President, Platform & Technology, was appointed as Executive Vice President, Global Operations of the Company, effective December 15, 2022.

Mr. Rust, age 56, joined the Company in June 1990 and has served as Executive Vice President, Platform & Technology since January 2022.  He previously held various roles at the Company, including Executive Vice President, Platform & Product from October 2021 to January 2022, Senior Vice President, Global Research & Development from February 2014 to October 2021, Vice President of Research and Development Test Systems from July 2013 to January 2014,  Vice President of Research and Development in Penang, Malaysia from January 2011 to July 2013, Vice President of Research and Development of Modular Instruments from October 2008 to December 2010, Director of Modular Instruments from March 2003 to September 2008, Software Section Manager from October 2000 to March 2003, Group Manager from October 1996 to October 2000, Marketing Manager of Test and Measurement Software from August 1991 to September 1996, and Applications Engineer from June 1990 to July 1991. Mr. Rust received his bachelor’s degree in Electrical Engineering from Texas A&M University.

There are no arrangements or understandings between Mr. Rust and any other persons pursuant to which Mr. Rust was named an officer of the Company. Mr. Rust does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.  Mr. Rust has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On December 15, 2022, the Company issued a press release announcing, among other things, the appointment of Daniel Berenbaum as Executive Vice President, Chief Financial Officer and Treasurer of the Company, the resignation of Karen Rapp as Executive Vice President and Chief Financial Officer of the Company, and the creation of a new Global Operations organization to oversee manufacturing, IT and customer operations to be led by Scott Rust.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1 10.2 99.1
Executive Employment Agreement between the Company and Daniel Berenbaum, dated December 14, 2022
Offer Letter for Continuing Employment between the Company and Karen Rapp, dated December 12, 2022
Press Release, dated December 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ R. Eddie Dixon, Jr.
Name: R. Eddie Dixon, Jr. Title: Chief Legal Officer, Senior Vice President & Secretary

Date:  December 15, 2022